SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Portland General Electric Company (the “Company”) held its 2013 annual meeting of shareholders on May 22, 2013 in Portland, Oregon. The following proposals were voted on at the meeting by the Company’s shareholders:

1.	The election of directors;

2.	An advisory, non-binding vote to approve the compensation of the Company’s named executive officers;

3.	Approval of the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan;

4.	Approval of the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers; and

5.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

There were 75,671,716 shares of common stock issued and outstanding as of March 18, 2013, the record date for the meeting, with 68,200,706 shares represented at the annual meeting.

Each of the director nominees listed below was elected and the voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
John W. Ballantine	60,663,858	460,055	7,076,793
Rodney L. Brown, Jr.	60,675,643	448,270	7,076,793
Jack E. Davis	60,701,620	422,293	7,076,793
David A. Dietzler	60,651,094	472,819	7,076,793
Kirby A. Dyess	60,695,410	428,503	7,076,793
Mark B. Ganz	60,368,609	755,304	7,076,793
Corbin A. McNeill, Jr.	60,637,013	486,900	7,076,793
Neil J. Nelson	60,675,896	448,017	7,076,793
M. Lee Pelton	60,649,359	474,554	7,076,793
James J. Piro	60,695,879	428,034	7,076,793
Robert T.F. Reid	60,670,920	452,993	7,076,793

Our shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 59,854,702 votes cast for the proposal, 769,440 votes cast against the proposal, 499,771 abstentions and 7,076,793 broker non-votes.

Our shareholders approved the performance criteria under the amended and restated Portland General Electric Company 2006 Stock Incentive Plan. There were 59,031,102 votes cast for the proposal, 1,620,350 votes cast against the proposal, 472,461 abstentions and 7,076,793 broker non-votes.

Our shareholders approved the Portland General Electric Company 2008 Annual Cash Incentive Master Plan for Executive Officers. There were 58,962,188 votes cast for the proposal, 1,693,197 votes cast against the proposal, 468,528 abstentions and 7,076,793 broker non-votes.

Our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013. There were 67,341,311 votes cast for the proposal, 594,018 votes cast against the proposal and 265,377 abstentions.

The Company plans to hold its 2014 annual meeting of shareholders on May 7, 2014. Shareholder proposals submitted for inclusion in the 2014 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be received by the Company’s Corporate Secretary by December 6, 2013. In addition, under our bylaws, shareholder proposals submitted outside of Rule 14a-8 must be received at the Company’s principal executive offices by January 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 23, 2013	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer

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